Exhibit 99.1

BioSig CEO Kenneth L. Londoner to Present at the 33rd Annual Virtual ROTH Conference

Westport, CT, March 9, 2021 (GLOBE NEWSWIRE) -- BioSig Technologies, Inc. (Nasdaq: BSGM) ("BioSig" or the "Company"), a medical technology company commercializing an innovative signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals, today announced that it will present at the 33rd Annual Virtual ROTH Conference, being held on March 15-17, 2021. Kenneth L. Londoner, Chairman and CEO of BioSig Technologies, Inc. will deliver a Company overview and provide updates on recent progress. Mr. Londoner will also be available for investor meetings.

BioSig’s PURE EP™ System is an advanced signal acquisition and processing platform that sets a new standard in electrophysiology. The system provides essential diagnostic signals with high clinical value in all types of cardiac ablations. More than 38 physicians have completed over 580 patient cases with the PURE EP™ System across 7 clinical sites.

Event: 33rd Annual Virtual ROTH Conference

Mr. Londoner’s presentation will be available on the Roth Conference website beginning on March 10, 2021 and available for 90 days after that. To access the presentation on the conference website, click here.

The same presentation will also be available on the Company’s website.

The conference will feature presentations from public and private companies across a variety of industry sectors. During previous events, ROTH has hosted close to 550 participating companies and attracted more than 5,000 attendees, including institutional investors, analysts, family offices and high-net-worth investors.

About ROTH Capital Partners
ROTH Capital Partners, LLC (“ROTH”) is a relationship-driven investment bank focused on serving emerging growth companies and their investors. As a full-service investment bank, ROTH provides capital raising, M&A advisory, analytical research, trading, market-making services and corporate access. Headquartered in Newport Beach, CA, ROTH is privately held and employee owned. For more information on ROTH, please visit www.roth.com.

About BioSig Technologies

BioSig Technologies is a medical technology company commercializing a proprietary biomedical signal processing platform designed to improve signal fidelity and uncover the full range of ECG and intra-cardiac signals (www.biosig.com).

The Company’s first product, PURE EP™ System is a computerized system intended for acquiring, digitizing, amplifying, filtering, measuring and calculating, displaying, recording and storing of electrocardiographic and intracardiac signals for patients undergoing electrophysiology (EP) procedures in an EP laboratory.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward- looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) the geographic, social and economic impact of COVID-19 on our ability to conduct our business and raise capital in the future when needed, (ii) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (iii) difficulties in obtaining financing on commercially reasonable terms; (iv) changes in the size and nature of our competition; (v) loss of one or more key executives or scientists; and (vi) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

Andrew Ballou

BioSig Technologies, Inc.

Vice President, Investor Relations

54 Wilton Road, 2nd floor

Westport, CT 06880

aballou@biosigtech.com

203-409-5444, x133